ACQUISITION AND DISTRIBUTION AGREEMENT


Acquisition and Distribution Agreement dated October 27, 2003 between Hairmax International, 4810 West Commercial Blvd, Ft. Lauderdale, Florida, a Nevada Corporation, and Revenge Games, Inc., a Nevada corporation, 10600 Wilshire Blvd, Suite 501, Los Angeles, CA 90024. Subject to the provisions set forth hereinafter, Hairmax agrees to purchase, acquire and distribution of Revenge Games for the sum of two million (2,000,000) shares.

1. PICTURE: The term ''Picture'' refers to the Motion Picture set forth in this agreement.

2.   TERRITORY AND TERM:

     (a) Territory: The territory covered hereby (''Territory'') is United States and Worldwide distribution.

     (b) Distribution Term: The term of this Agreement and the rights granted Distributor hereunder for each country or place of the Territory shall be the period of time specified in Schedule ''A'' (''Distribution Term''). If Distributor makes any advances, which are not recouped during the Distribution Term, the Distribution Term shall continue until such advances are fully recouped for each country or place of the Territory. The term of this Agreement shall commence on the date hereof and expire upon the expiration of the Distribution Term as extended unless sooner terminated as provided herein.

3.   RIGHTS GRANTED:

     (a) Grant: Production Company hereby grants to Distributor throughout the Territory the exercise of all rights of theatrical, non-theatrical exhibition and distribution with respect to the Picture and Trailers thereof, and excerpts and clips therefrom, in any and all languages and versions, including dubbed, subtitled and narrated versions. The rights granted herein shall include without limitation the sole and exclusive right:

          (1) Titles: To use the title or titles by which the Picture is or may be known or identified and subject to the written approval of Production Company, to change the title of the Picture.

          (2) Music and Lyrics: To use and perform any and all music, lyrics and musical compositions contained in the Picture and/or recorded in the soundtrack thereof in connection with the distribution, exhibition, advertising, publicizing and exploiting of the Picture;

          (3) Versions: To make such dubbed and titled versions of the Picture, and the Trailers thereof, including without limitation, cut-in, synchronized and superimposed versions in any and all languages for use in such parts of the Territory as Distributor may deem advisable.

          (4) Editing: To make such changes, alterations, cuts, additions, interpolations, deletions and eliminations into and from the Picture and trailer subject to prior written approval of Production Company or as Distributor's licensees may deem necessary or desirable for the effective marketing, distribution, exploitation or other use of the Picture.

          (5) Advertising and Publicity: To publicize, advertise and exploit the Picture throughout the Territory during the Distribution Term, including without limitation, the exclusive right in the Territory for the purpose of advertising, publicizing and exploiting the Picture to:

               (A) Literary Material: Publish and to license and authorize others to publish in any language and in such forms as Distributor may deem advisable, synopses, summaries, adaptations, novelizations, resumes and stories of and excerpts from the Picture and from any literary or dramatic material included in the Picture or upon which the Picture is based in book form and in newspapers, magazines, trade periodicals, booklets, press books and any other periodicals and in all other media of advertising and publicity whatsoever not exceeding 7,500 words in length taken from the original material;

               (B) Radio and Television: Broadcast by radio and television for advertising purposes and to license and authorize others to so broadcast, in any language, or any parts or portions of the Picture not exceeding five minutes in length, and any literary or dramatic material included in the Picture or upon which the Picture was based alone or in conjunction with other literary, dramatic or musical material; and

               (C) Names and Likenesses: Use, license and authorize others to use the name, physical likeness and voice and any simulation or reproduction of any thereof of any party rendering services in connection with the Picture for the purpose of advertising, publicizing or exploiting the Picture, including commercial tie-ins.

          (6) Use of Name and Trademarks: To use Distributor's name and trademark and/or the name and trademark of any of Distributor's licensee's on the positive prints of the Picture and in Trailers thereof, and in all advertising and publicity relating thereto, in such a manner, position, form and substance as Distributor or its licensees may elect.

          (7) Commercials: To permit commercial messages to be exhibited before, during and after the exhibition of the Picture.

          (8) Trailers: To cause trailers of the Picture and prints thereof and of the Picture to be manufactured, exhibited and distributed by every means, medium, process, method and device now or hereafter known.

     (b) Grant of Other Rights: Production Company hereby grants to Distributor throughout the Territory the sole and exclusive right, license and privilege to exercise all literary publishing rights, live television rights, merchandising rights, Home/Commercial video, VCD/DVD, Pay TV, Free TV, electronic transmission systems (including cable, direct broadcast satellite, microwave and master antenna), internet, music publishing rights, soundtrack recording rights, radio rights, additional motion picture rights, remake rights and sequel motion picture rights subject to the terms and conditions of the agreements pursuant to which Production Company acquired the foregoing rights with respect to the literary, dramatic and/or musical material used by Production Company in connection with the Picture and rights in all medium now known or hereafter devised. Production Company agrees that at the request of Distributor, Production Company will execute and deliver to Distributor for recordation purposes a separate document pursuant to which Production Company confirms the transfer and assignment to Distributor of said rights.

     (c) Rights Free and Clear: The above-stated rights are granted by Production Company to Distributor without qualification and free and clear from any and all restrictions, claims, encumbrances or defects of any nature and Production Company agrees that it will not commit or omit to perform any act by which any of these rights, licenses, privileges and interests could or will be encumbered, diminished or impaired, and that Production Company will pay or discharge, and will hold Distributor harmless from, any and all claims that additional payments are due anyone by reason of the distribution, exhibition, telecasting, or re-running of the Picture or the receipt of its proceeds. Production Company further agrees that during the Distribution Term with respect to each country or place, Production Company shall neither exercise itself nor grant to any third party the rights granted to Distributor pursuant to the terms hereof.

4. DELIVERY: Delivery of the Picture shall consist of delivery by Production Company at its expense to Distributor, or at such place Laboratory as Distributor shall designate, the following:

     (a) Master Negative, or a first generation interpositive master or internegative of the Picture together with sound track negative suitable for the manufacture of commercially acceptable first-class positive release prints of the original and dubbed versions of the Picture and the Trailer and that such laboratory will manufacture and deliver positive release prints of the Picture and the Trailer to Distributor upon its order.

     (b)  Delivery Schedule: The materials and items specified in schedule "A."

     (c) Credits: Distributor shall comply with the statement of credits in Schedule "A.". All claims, actions and causes of action arising as a result of failure of Production Company to deliver such statement to Distributor or as a result of compliance with such statement by Distributor or as a result of any error in any such notice shall be deemed to be claims, actions and causes of action with respect to which Distributor is to be indemnified by Production Company. No casual or inadvertent failure by Distributor or any of its subdistributors or licensees to comply with the statement of credits shall constitute a breach of this Agreement. Production Company shall not be entitled to assert any claim or cause of action of any kind against Distributor because of the failure or alleged failure by Distributor or any of its subdistributors or licensees to comply with the statement of credits unless and until Production Company has given Distributor written notice of such failure or alleged failure and Distributor after receipt of such written notice fails to comply with such notice.

5. PRODUCTION COMPANY'S WARRANTIES AND REPRESENTATIONS: Production Company represents and warrants to Distributor, its successors, licensees and assigns as follows:

     (a) Quality: The Picture when delivered will be completely finished, fully edited and titled and fully synchronized with language dialogue, sound and music and in all respects ready and of a quality, both artistic and technical, adequate for general theatrical release and commercial public exhibition.

     (b) Content: The Picture consists or will consist of a continuous and connected series of scenes, telling or presenting a story, free from any obscene, vulgar, salacious, controversial and partisan political matters and suitable for exhibition to the general public.

     (c) Unrestricted Right to Grant: Production Company is the sole and absolute owner of the Picture, the copyright pertaining thereto and all rights associated with or relating to the distribution, exhibition and exploitation thereof, and has the absolute right to grant to and vest in Distributor, all the rights, licenses and privileges granted to Distributor under this Agreement, and Production Company has not heretofore sold, assigned, licensed, granted, encumbered or utilized the Picture or any of the literary or musical properties used therein in any way that may affect or impair the rights, licenses and privileges granted to Distributor hereunder and Production Company will not sell, assign, license, grant or encumber or utilize the rights, licenses and privileges granted to Distributor hereunder.

     (d) Discharge of Obligations: All the following have been fully paid or discharged or will be fully paid and discharged by Production Company or by persons other than Distributor:

          (1) All claims and rights of owners of copyright in literary, dramatic and musical rights and other property or rights in or to all stories, plays, scripts, scenarios, themes, incidents, plots, characters, dialogue, music, words, and other material of any nature whatsoever appearing, used or recorded in the Picture;

          (2) All claims and rights of owners of inventions and patent rights with respect to the recording of any and all dialogue, music and other sound effects recorded in the Picture and with respect to the use of all equipment, apparatus, appliances and other materials used in the photographing, recording or otherwise in the manufacture of the Picture;

          (3) All claims and rights with respect to the use, distribution, exhibition, performance and exploitation of the Picture and any music contained therein throughout the Territory, and

          (4) All payments or claims for exhibition or re-running or reissue of the Picture in all media throughout the Territory.

     (e) No Infringement: Neither the Picture nor any part thereof, nor any materials contained therein or synchronized therewith, nor the title thereof, nor the exercise of any right, license or privilege herein granted, violates or will violate or infringe or will infringe any trademark, trade name, contract, agreement, copyright (whether common law or statutory), patent, literary, artistic, dramatic, personal, private, civil or property right or right of privacy or ''moral rights of authors'' or any other right whatsoever of or slanders or libels any person, firm, corporation or association whatsoever. In connection therewith, Production Company shall supply Distributor with a script clearance in a form acceptable to Distributor.

     (f) No Advertising Matter: The Picture does not contain any advertising matter for which compensation, direct or indirect, has been or will be received by Production Company or to its knowledge by any other person, firm, corporation or association.

     (g) No Impairment of Rights Granted: There are and will be no agreements, commitments or arrangements whatever with any person, firm, corporation or association that may in any manner or to any extent affect Distributor's rights hereunder or Distributor's share of the proceeds of the Picture. Production Company has not and will not itself, or pursuant to authority granted to any other Party, exercise any right or take any action which might tend to derogate from, impair or compete with the rights, licenses and privileges herein granted to Distributor.

     (h) Contracts: All contracts with artists and personnel, for purchases, licenses and laboratory contracts and all other obligations and undertakings of whatsoever kind connected with the production of the Picture have been made and entered into by Production Company and by no other party and no obligation shall be imposed upon Distributor thereunder and Production Company shall indemnify and hold Distributor harmless from any expense and liability thereunder. All such contracts are in the form customarily in use in the Motion Picture industry and are consistent with the provisions of this Agreement, particularly with reference to the warranties made by Production Company and the rights acquired by Distributor hereunder. Said contracts shall not, without Distributor's prior written consent, be terminated, cancelled, modified or rescinded in any manner which would adversely affect Distributor's rights hereunder.

     (i) All Considerations Paid: All considerations provided to be paid under each and all the agreements, licenses or other documents relating to the production of the Picture have been paid in full, or otherwise discharged in full, and there is no existing, outstanding obligation whatsoever, either present or future, under any of said contracts, agreements, assignments or other documents,

     (j) Full Performance: All terms, covenants and conditions required to be kept or performed by Production Company or Production Company's predecessor in title under each and all of the contracts, licenses or other documents relating to the production of the Picture have been kept and performed and will hereafter be kept and performed by Production Company and there is no existing breach or other act of default by Production Company under any such agreement, license or other document, nor will there be any such breach or default during the term hereof.

     (k) No Release/No Banning: Neither the Picture nor any part thereof has been released, distributed or exhibited in any media whatsoever in the Territory nor has it been banned by the censors of or refused import permits for any portion of the Territory.

     (l) Valid Copyright: The copyright in the Picture and the literary, dramatic and musical material upon which it is based or which is contained in the Picture will be valid and subsisting during the Distribution Term (as extended) with respect to each country or place of the Territory, and no part of any thereof is in the public domain.

     (m) Peaceful Enjoyment: To the extent actually known by Production Company or which could have been known in the exercise of reasonable prudence at the time of execution of this Agreement, Distributor will quietly and peacefully enjoy and possess each and all of the rights, licenses and privileges herein granted or purported to be granted to Distributor throughout the Distribution Term (as extended) for each country or place of the Territory without interference by any third party.

     (n) Guild-Union-Performing Rights Society-Participation Payments: Any payments required to be made to any performing rights society or to any body or group representing authors, composers, musicians, artists, any other participants in the production of the Picture, publishers or other persons having legal or contractual rights of any kind to participate in the receipts of the Picture or to payments of any kind as a result of the distribution or exhibition of the Picture and any taxes thereon or on the payment thereof will be made by Production Company or by the exhibitors and need not be paid by Distributor.

     (o) Music Performing Rights: The Performing rights to all musical compositions contained in the Picture are: (i) controlled by the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc., (BMI) or similar organizations in other countries such as the Japanese Society of Rights of Authors and Composers (JASEAC), the Performing Right Society Ltd. (PRS), the Society of European Stage Authors and Composers (SESAC), the Societe des Auteurs Compositeurs Et Editeurs de Musique (SACEM), Gesellscraft fur Misikalische Auffuhrungs und Mechanische Vervielfaltigungsrechte
          (GEMA) or their affiliates, or (ii) in the public domain in the Territory, or (iii) controlled by Production Company to the extent required for the purposes of this Agreement and Production Company similarly controls or has licenses for any necessary synchronization and recording rights.

     (p) Television Restriction: The Picture will not be exhibited in or telecast in or cablecast in or into the Territory during the Distribution Term for each country or place of the Territory by anyone other than Distributor or its licensees.

     (q) Authority Relative to this Agreement: Production Company has taken all action necessary to duly and validly authorize its signature and performance of this Agreement and the grant of the rights, licenses and privileges herein granted and agreed to be granted.

     (r) Financial Condition: Production Company is not presently involved in financial difficulties as evidenced by its not having admitted its inability to pay its debts generally as they become due or otherwise not having acknowledged its insolvency or by its not having filed or consented to a petition in bankruptcy or for reorganization or for the adoption of an arrangement under Federal Bankruptcy Act (or under any similar law of the United States or any other jurisdiction, which relates to liquidation or reorganization of companies or to the modification or alteration of the rights of creditors) or by its not being involved in any bankruptcy, liquidation, or other similar proceeding relating to Production Company or its assets, whether pursuant to statute or general rule of law, nor does Production Company presently contemplate any such proceeding or have any reason to believe that any such proceeding will be brought against it or its assets.

     (s) Litigation: To Production Company's knowledge, there is no litigation, proceeding or claim pending or threatened against Production Company which may materially adversely affect Production Company's exclusive rights in and to the Picture, the copyright pertaining thereto or the rights, licenses and privileges granted to Distributor hereunder.

     (t) Securities Act Compliance: Production company is acquiring the shares of common stock for investment purposes, and not with a view to the distribution thereof. In addition, Production Company acknowleges that the shares are being issued by Distributor to Production Company in an exempt private placement under the Securities Act of 1933, as amended

6. INDEMNITY: Production Company does hereby and shall at all times indemnify and hold harmless Distributor, its subdistributors and licensees, its and their officers, directors and employees, and its and their exhibitors, licensees and assignees, of and from any and all charges, claims, damages, costs, judgments, decrees, losses, expenses (including reasonable attorneys' fees), penalties, demands, liabilities and causes of action, whether or not groundless, of any kind or nature whatsoever by reason of, based upon, relating to, or arising out of a breach or failure or claim of breach or failure of any of the covenants, agreements, representations or warranties of Production Company hereunder or by reason of any claims, actions or proceedings asserted or instituted, relating to or arising out of any such breach or failure or conduct or activity resulting in a breach or claim of breach. All rights and remedies hereunder shall be cumulative and shall not interfere with or prevent the exercise of any other right or remedy which may be available to Distributor. Upon notice from Distributor of any such claim, demand or action being advanced or commenced, Production Company agrees to adjust, settle or defend the same at the sole cost of Production Company. If Production Company shall fail promptly to do so, Distributor shall have the right and is hereby authorized and empowered by Production Company to appear by its attorneys in any such claim, demand or action, to adjust, settle, compromise, litigate, contest, satisfy judgments and take any other action necessary or desirable for the disposition of such claim, demand or action. In any such case, Production Company, within fifteen (15) days after demand therefor by Distributor, shall fully reimburse Distributor for all such payments and expenses, including reasonable attorneys' fees. If Production Company shall fail so to reimburse Distributor, then, without waiving its right to otherwise enforce such reimbursement, Distributor shall have the right to deduct the said amount of such payments and expenses, or any part thereof, from any sums accruing under this Agreement or any other agreement, to or for the account of Production Company. Also, in the event of any matter to which the foregoing indemnity relates, Distributor shall have the right to withhold from disbursements to or for the account of Production Company a sum which in Distributor's opinion may be reasonably necessary to satisfy any liability or settlement in connection with such matter, plus a reasonable amount to cover the expenses of contesting or defending such claim and shall have the further right to apply the amount withheld to the satisfaction of such liability or settlement and to reimbursement of such expenses.

7.   COPYRIGHT:

     (a) Ownership: Production Company warrants that Production Company has not heretofore transferred its ownership in and to all copyrights pertaining to the Picture throughout the world, including without limitation the rights to secure copyright registration anywhere in the world with respect to all copyrights in the Picture and to secure any renewals and extensions thereof wherever and whenever permitted. Production Company warrants that upon delivery of the Picture to Distributor, Production Company will own all copyrights in the Picture throughout the world for the full period of copyright and all extensions and renewals thereof. The negative of the Picture shall contain a copyright notice complying with all statutory requirements of the copyright laws of the United States or any country which is a party to the Berne Union or Universal Copyright Convention, such notice to appear in the main or end titles of the Picture. Production Company and Distributor shall not have the right to change the copyright notice contained in the Picture.

     (b) Defense of Copyright: Production Company hereby agrees to take all reasonable steps to protect such copyrights from infringement by unauthorized parties and in particular, at the request of Distributor, to take such action and proceedings as may be reasonable to prevent any unauthorized use, reproduction, performance, exhibition or exploitation by third Parties of the Picture or any part thereof or the material on which it is based which may be in contravention of the exclusive rights granted to Distributor in respect to the Picture. For the purpose of permitting Distributor to defend and enforce all rights and remedies granted to Distributor hereunder, and to prevent any unauthorized use, reproduction, performance, exhibition or exploitation of the Picture or any part thereof or the material on which it is based, Production Company hereby irrevocably appoints Distributor its sole and exclusive attorney-in-fact, to act in the Production Company's name or otherwise. Distributor agrees consistent with commercially acceptable practices in the Motion Picture industry, in its own name or in the name of Production Company, to take all reasonable steps to enforce and protect the rights, licenses and privileges herein granted, under any law and under any and all copyrights, renewals and extensions thereof, and to prevent the infringement thereof, and to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning all copyrights in the Picture and to settle claims and collect and receive all damages arising from any infringement of or interference with any and all such rights, and in the sole judgment of Distributor exercised in good faith to join Production Company as a party plaintiff or defendant in such suit, action or proceeding. Production Company hereby irrevocably appoints Distributor as its sole and exclusive attorney-in-fact, during the Term of this Agreement, with full and irrevocable power and authority to secure, register, renew and extend all copyrights in the Picture and all related properties upon each thereof becoming eligible for copyright, registration, renewal and extension. In the case of any renewal or extension of any such copyright, during the Term of this Agreement, Distributor shall be deemed to have automatically acquired, and is hereby granted and assigned, under any such renewed or extended copyright, and for the full term of any renewal and extension of any such copyright, all the same rights in the Picture and all related properties as are granted to Distributor under this Agreement, and on the request of Distributor, Production Company shall duly execute and deliver to Distributor any instruments that may be necessary, proper or expedient to establish the vesting in Distributor of all such rights under such extension and renewal and during the extended or renewed period. Production Company hereby appoints Distributor its sole and exclusive attorney-in-fact with full and irrevocable power and authority in Production Company's name and on Production Company's behalf to execute, acknowledge, deliver, file, register and record all such documents and do any and all acts and things as Distributor may deem necessary to secure, register, renew and extend all copyrights in the Picture and all related properties, whether or not referred to herein. The rights of Distributor under this Clause 7(b) constitute a power coupled with an interest and are irrevocable.

     (c) Limitation of Liability: Distributor shall not be liable, responsible or accountable in damages or otherwise to Production Company for any action or failure to act on behalf of Production Company within the scope of authority conferred on Distributor under this Clause 7, unless such action or omission was performed or omitted fraudulently or in bad faith or constituted wanton and willful misconduct or gross negligence.

8. ERRORS AND OMISSIONS INSURANCE: Production Company shall obtain and maintain or cause to be obtained and maintained throughout the Distribution Term (as extended), Motion Picture Production Company and Distributor Errors and Omissions Insurance in a form acceptable to Distributor, from a qualified insurance company acceptable to Distributor naming Distributor and Production Company and each and all the parties indemnified herein as additional named insureds. The amount and coverage shall be for a minimum of $ 1,000,000/$ 3,000,000 with respect to any one or more claims relating to the Picture. The policy shall provide for a deductible no greater than $ 10,000 and thirty (30) days notice to Distributor and Production Company before any modification, cancellation or termination.

9. INSTRUMENTS OF FURTHER ASSURANCE: Production Company shall execute and deliver to Distributor, promptly upon the request of Distributor therefor, any other instruments or documents considered by Distributor to be necessary or desirable to evidence, effectuate or confirm this Agreement, or any of its terms and conditions.

10. NO DISTRIBUTOR REPRESENTATIONS AND/OR WARRANTIES: Production Company acknowledges and agrees that Distributor makes no express or implied representation, warranty, guaranty or agreement as to the gross receipts to be derived from the Picture or the distribution, exhibition or exploitation thereof, nor does Distributor guarantee the performance by any subdistributor, licensee or exhibitor of any contract for the distribution, exhibition or exploitation of the Picture, nor does Distributor make any representation, warranty, guaranty or agreement as to any minimum amount of monies to be expended for the distribution, advertising, publicizing and exploitation of the Picture. Production Company recognizes and acknowledges that the amount of gross receipts which may be realized from the distribution, exhibition and exploitation of the Picture is speculative, and agrees that the reasonable business judgment of Distributor and its subdistributors and licensees regarding any matter affecting the distribution, exhibition and exploitation of the Picture shall be binding and conclusive upon Production Company. Under no circumstances shall Distributor be liable or responsible for any breach of contract or lack of good faith on the part of any of its subdistributors or licensees. Production Company agrees that it will not make any claim or bring any action, suit, or proceeding against Distributor, or any subdistributor or licensee, whether in law or equity, or otherwise based upon or arising from, in whole or in part, any claim that Distributor or subdistributor or licensee has not properly distributed the Picture or caused the Picture to be distributed, or that better prices or terms could have been obtained or more business could have been done than was actually obtained or done by Distributor or any subdistributor or licensee. Notwithstanding, Distributor will use its best business efforts in the distribution of the Picture.

11. DISTRIBUTION AND EXPLOITATION OF THE PICTURE: Distributor shall have the complete, exclusive and unqualified control of the distribution, exhibition, exploitation and other disposition of the Picture directly or by any subdistributor or licensee in the media granted to Distributor hereunder throughout the Territory during the Distribution Term (as extended) with respect to each country or place, in accordance with such sales methods, plans, patterns, programs, policies, terms and conditions as Distributor in its sole business judgment may determine proper or expedient. The decision of Distributor in all such matters shall be final and conclusive. The enumeration of the following rights of distribution and exploitation shall in no way limit the generality or effect of the foregoing:

     (a) Terms: Subject to the prior written approval of Production Company which shall not be unreasonably withheld or delayed, Distributor shall, at all times, have full control in its sole and absolute discretion over the manner and terms upon which the Picture shall be marketed, distributed, licensed, exhibited, exploited or otherwise disposed of, and all matters pertaining thereto and the decision of Distributor on all such matters shall be final and conclusive. Production Company shall have no control whatsoever in or over (i) the manner or extent to which Distributor or its subdistributors or licensees shall exploit the Picture, (ii) the terms and provisions of any licenses granted by Distributor to third Parties or (iii) to the sufficiency or insufficiency of proceeds from the Picture.

     (b) Refrain from Distribution, Exhibition or Exploitation: Distributor may refrain from the release, distribution, re-issue or exhibition of the Picture at any time, in any country, place or location of the Territory, in any media, or in any form as Distributor in its sole business judgment exercised in good faith may determine. Production Company acknowledges that there is no obligation to exploit the soundtrack recording rights or music publishing rights or merchandising rights or literary publishing rights, it being agreed that Distributor may elect to exercise any or all of said rights as Distributor in its sole business judgment may determine.

     (c) ''Outright Sales'': Distributor may make outright sales of the Picture as Distributor in its sole business judgment may determine, whether or not Distributor maintains its own distributing organization in the country, place or location of the Territory involved. Only net monies actually received and earned by Distributor with respect to outright sales of the Picture shall be included within gross film rentals.

     (d) Contracts and Settlements: Distributor may distribute the Picture under existing or future franchise or license contracts, which contracts may relate to the Picture separately or to the Picture and one or more other Motion Pictures distributed by or through Distributor. Distributor may, in the exercise of its sole business judgment, make, alter or cancel contracts with exhibitors, subdistributors and other licensees and adjust and settle disputes, make allowances and adjustments and give credits with respect thereto.

     (e) Means of Release: Distributor may exhibit or cause the Picture to be exhibited in theatres or other places owned, controlled, leased or managed by Distributor. Distributor may enter into any agreement or arrangement with any other distributor for the distribution by such other distributor of all or a substantial portion of Distributor's motion pictures. Distributor may also enter into any agreement or arrangement with any other distributor or any other party for the handling of the shipping and inspection activities of Distributor's exchanges or the handling of other facilities in connection with the distribution of motion pictures.

     (f) Time of Release: The initial release of the Picture in any part of the Territory shall commence on such date or dates as Distributor or its subdistributors or licensees in their respective sole judgment and discretion may determine. Such releases shall be subject to the requirements of censorship boards or other governmental authorities, the availability of playing time in key cities, the securing of the requisite number of motion picture copies, and delays caused by reason of events of force majeure or by reason of any cause beyond the control of Distributor or its subdistributors or licensees. If any claim or action is made or instituted against Distributor or any of its subdistributors or licensees as to the Picture, Distributor or such subdistributors or licensees shall have the right to postpone the release of the Picture (if it has not then been released) or to suspend further distribution thereof (if it has been released) until such time as such claim or action shall have been settled, and for such time thereafter as may be reasonably necessary in the judgment of Distributor or of such subdistributor or licensee to commence or resume distribution.

     (g) Duration of Release: Distribution of the Picture shall be continued in the Territory or any part thereof in which it is released by Distributor or its licensees only for so long as Distributor or its subdistributors or licensees may deem desirable in the exercise of their sole discretion. Distributor shall not be obligated to reissue the Picture at any time in the Territory but shall have the right to do so from time to time as it may deem desirable.

     (h) Withdrawal of the Picture: Should Distributor or its subdistributors or licensees in its or their sole judgment deem it inadvisable or unprofitable to distribute, exhibit or exploit the Picture in the Territory or any part thereof, Distributor or its subdistributors or licensees shall have the right to withhold or withdraw the Picture from such Territory or any part thereof.

     (i) Banning of Release: If by reason of any law, embargo, decree, regulation or other restriction of any agency or governmental body, the number or type of motion pictures that Distributor is permitted to distribute in the Territory or any part thereof is limited, then Distributor may in its absolute discretion determine which motion pictures then distributed by Distributor will be distributed in the Territory or any part thereof, and Distributor shall not be liable to Production Company in any manner or to any extent if the Picture is not distributed in the Territory or any part thereof by reason of any such determination.

     (j) Collections: Distributor shall in good faith audit, check or verify the computation of any payments and/or press for the collection of any monies which, if collected, would constitute gross receipts. There shall be no responsibility or liability to Production Company for failure to audit, check, or verify or to collect any monies payable.

     (k) Advertising: Distributor shall not be obligated to expend any minimum or maximum amount with respect to the advertising and publicizing of the Picture. Any amount expended by Distributor shall be recouped from 50% of Gross Receipts until fully recouped. Any amount expended by Production Company shall be recouped from 50% of Gross Receipts until fully recouped.

     (l) Expenses: Distributor may incur any expenses which Distributor, in the exercise of its sole business judgment, deems appropriate with respect to the Picture or the exercise of any of Distributor's rights hereunder.

     (m) No Preferential Treatment: Anything herein contained to the contrary notwithstanding, Production Company agrees that nothing herein shall require Distributor to prefer the Picture over any other motion picture produced or distributed by Distributor or shall restrict or limit in any way Distributor's full right to distribute other motion pictures of any nature or description whether similar or dissimilar to the Picture.

12. IMPORT PERMITS: Distributor shall be under no duty to obtain any necessary licenses and permits for the importation and distribution of the Picture in any country or locality nor to utilize for the Picture any licenses or permits available to Distributor in limited quantity. Production Company shall on request use its best efforts to secure for Distributor any such licenses or permits. Distributor shall be entitled to the benefit of all import and/or export licenses and/or quotas and/or similar benefits of Production Company with respect to the Picture which would entitle the Picture to be imported into any country or territory. Production Company shall notify Distributor of such licenses and/or quota benefits and transfer and assign the same to Distributor upon request. If it is not legally permissible to make such transfer and assignment, the same shall be held in trust for the sole benefit of Distributor. The foregoing provision shall apply to all future arrangements which may come into being under international trade arrangements and/or other treaties or other favorable arrangements for the foreign importation of films.

13. MOTION PICTURE PRINTS: Distributor shall be entitled to obtain such prints, dupe negatives and master prints of the Picture which Distributor in its sole discretion shall deem advisable for distribution of the Picture in the Territory. All such prints shall remain the property of Distributor. Distributor shall not be required to carry any insurance on any such prints and negatives and shall not be liable for their damage or destruction.

14.  CENSORSHIP OR FORCE MAJEURE:

     (a) Adjustment of Distribution Expenses: If Distributor is for any reason unable to distribute the Picture in any country or area of the Territory and Distributor has incurred any Distribution Expenses in connection with the distribution of the Picture in such country or area, Producer will, on demand, reimburse Distributor therefor or, at Distributor's election, Distributor shall be repaid by Production Company from any sum thereafter due from Distributor to Production Company.

15. DISTRIBUTOR'S DEFAULT: Production Company shall not be entitled to bring any action, suit or proceeding of any nature against Distributor or its subdistributors or licensees, whether at law or in equity or otherwise, based upon or arising from in whole or in part any claim that Distributor or its subdistributors or licensees has in any way violated this Agreement, unless the action is brought within one (1) year from the date of Production Company's discovery of such alleged violation. It is agreed that if Distributor breaches this Agreement and fails to begin to remedy such breach within a period of sixty (60) days after receipt by Distributor of written notice from Production Company specifying the alleged breach fails to diligently pursue a cure of such alleged breach if it cannot be cured within a period of sixty (60) days, or if after delivery of the Picture, Distributor shall fail to make any payments at the time and in the manner provided and Production Company has given Distributor twenty (20) days written notice to that effect and Distributor fails to make such payment within (20) days, then in either of such events, Production Company shall have the right to proceed against Distributor for monies due to Production Company. In no event, however, shall Production Company have any right to terminate or rescind this Agreement, nor shall the rights acquired by Distributor under this Agreement be subject to revocation, termination or diminution because of any failure or breach of any kind on the part of Distributor or its subdistributors or licensees. In no event shall Production Company be entitled to an injunction to restrain any alleged breach by Distributor or its subdistributors or licensees of any provisions of this Agreement. If Production Company fails to recover a final judgment in any such suit or proceeding, Production Company agrees to pay Distributor promptly all sums reasonably expended by Distributor for counsel fees or other expenses in connection with such suit or proceeding.

16. WAIVER: No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing.

17. RELATIONSHIP OF PARTIES: Nothing herein contained shall be construed to create a joint venture or partnership between the parties hereto nor a third party beneficiary relationship as to any third party. Neither of the parties shall hold itself out contrary to the terms of this provision, by advertising or otherwise nor shall Distributor or Production Company be bound or become liable because of any representations, actions or omissions of the other.

18. ASSIGNMENT: Distributor may assign this Agreement to and/or may distribute the Picture through any of its subsidiaries, parents or affiliated corporations or any agent, instrumentality or other means determined by Distributor, provided that Distributor shall not thereby be relieved of the fulfillment of its obligations hereunder unless otherwise provided. Production Company may assign the right to receive payment hereunder to any third party; provided, however, that Production Company shall not be permitted to assign any of its obligations hereunder.

19. NOTICES: All notices from Production Company or Distributor to the other, with respect to this Agreement, shall be given in writing by mailing or telegraphing the notice prepaid, return receipt requested, and addressed to Distributor or Production Company, as appropriate, at the address set forth in the preamble hereof. A courtesy copy of any notice to Production Company shall be sent to Business and Legal Affairs at 10600 Wilshire Blvd., Suite 501 Los Angeles, CA 90024. Distributor or Production Company may change such address by written notice to the other at the address stated in the preamble hereof.

20. GOVERNING LAW: This Agreement shall be governed by the laws of the State of California, County of Los Angeles, without giving effect to principles of conflict of laws thereof.

21. CAPTIONS: The captions of the various paragraphs and sections of the Agreement are intended to be used solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or to be used as an aid in the construction of any provisions.

22. AMENDMENTS IN WRITING: This Agreement cannot be amended, modified or changed in any way whatsoever except by a written instrument duly signed by authorized officers of Production Company and Distributor.

23. ARBITRATION: Any dispute concerning this agreement shall be resolved by binding arbitration.

24. ENTIRE AGREEMENT: This Agreement, which is comprised of the general terms above (''Main Agreement'') and the attached Schedule and Exhibits, represents the entire agreement between the parties with respect to the subject matter hereof and this Agreement supersedes all previous representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof.

By signing in the spaces provided below, the parties accept and agree to all the terms and conditions of this Agreement as of the date first above written.


Revenge Games Inc,
(''Production Company'')

By:  _________________
Its: President


Hair Max International Inc
(''Distributor'')

By:  _________________
Its: President

By:  _________________
Its: Chief Financial Officer